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                                                                   Exhibit 11(a)
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated June 11, 1997, and to all references to our Firm included in or made a part of this registration statement of Nuveen Flagship Municipal Trust (comprising the Nuveen Municipal Bond Fund and the Nuveen Insured Municipal Bond
Fund).



                                           ARTHUR ANDERSEN LLP





Chicago, Illinois
August 14, 1997